Exhibit 10.2

STAGE SMART LIMITED

SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

This Series A Preference Shares Purchase Agreement is made as of the 16th day of October 2010 (the “Agreement”) by and among STAGE SMART LIMITED, a British Virgin Islands company (the “Company”), STAGE SMART (BEIJING) TECHNOLOGY LIMITED (思达齐马特（北京）科技有限公司), a wholly-foreign owned enterprise established under the laws of the People’s Republic of China (“PRC”) (the “PRC Subsidiary”), STAGE SMART (HONG KONG) LIMITED, a Hong Kong company (the “HK Subsidiary”), CRIStar (Beijing) Culture and Media Co., Ltd. (可视达（北京）文化传媒有限公司), a limited liability company established under the laws of the PRC (the “PRC Domestic Company”),  UTStarcom, Inc., a Delaware company (the “Investor”) and Smart Frontier Holdings Limited, the sole shareholder of the Company (the “Shareholder”).  The PRC Subsidiary, the HK Subsidiary and the PRC Domestic Company are referred to herein as the “Subsidiaries” and each, a “Subsidiary.”  The Company and the Subsidiaries collectively are referred to herein as the “Group Companies” and each, a “Group Company.” The Shareholder and the Investor collectively are referred to herein as the “Holders” and each, a “Holder.”

In consideration of the mutual covenants and representations herein set forth, the Group Companies, the Investor and the Shareholder agree as follows:

1.             Authorization, Sale and Purchase of Shares.

Subject to the terms and conditions of this Agreement, on or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to the Investor of an aggregate of 9,600,000 of the Company’s Series A Preference Shares (the “Series A Shares”) at a price of US$2.08333 per share (the “Purchase Price”), for an aggregate consideration of US$20,000,000, and (b) the issuance of such Ordinary Shares (as defined in Section 3(d)(ii) below) to be issued upon conversion of the Series A Shares (the “Conversion Shares”).  The Series A Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Memorandum of Association of the Company (the “Amended Memorandum”) and the Amended and Restated Articles of Association of the Company (the “Restated Articles”), each in the form attached hereto as Exhibit A.

2.             Closing.

The purchase, sale and issuance of the Series A Shares shall occur at a closing (the “Closing”).  The Closing shall take place remotely via the exchange of documents and signatures or at such other place as shall be designated by the Company and the Investor purchasing Series A Shares in the Closing.  At the Closing, the Investor shall deliver to the Company the aggregate purchase price of the Series A Shares and the Company shall deliver to the Investor a certified copy of the Register of Members of the Company updated to reflect the Investor’s ownership of the Series A Shares, and shall issue to the Investor a certificate representing the Series A Shares being purchased by the Investor, registered in the name of such Investor.  At or before the Closing, the Group Companies and the Holders will execute counterpart signature pages to this Agreement, the Company and Holders will execute counterpart signature pages to the Voting Agreement in substantially the form attached hereto as Exhibit B (the “Voting Agreement”), and the Company and Holders will execute counterpart signature pages to the Ordinary Share Purchase Agreement in substantially the form attached hereto as Exhibit C (the “Ordinary Share Agreement” and, together with this Agreement and Voting Agreement,  the “Transaction Agreements”).

3.             Representations and Warranties of the Group Companies and the Shareholder.

A Schedule of Exceptions attached hereto (the “Schedule of Exceptions”) shall be delivered to the Investor in connection with the execution of the Agreement. Except as set forth in the Schedule of Exceptions delivered to the Investor at the Closing, the Group Companies and the Shareholder (each a “Warrantor” and collectively, the “Warrantors”) hereby jointly and severally represent and warrant to the Investor as of the date of this Agreement and as of the date of the Closing as set forth below.

(a)           Corporate Power.  The Shareholder and each Group Company has full legal right, power and capacity as may be required to execute, deliver and carry out the provisions of the Transaction Agreements, and, with respect to the Company only, to issue and sell the Series A Shares and the Conversion Shares to the Investor pursuant hereto in the manner contemplated hereby and to carry out the provisions of the Transaction Agreements.

(b)           Organization, Good Standing and Qualification.  The Shareholder and each Group Company are duly incorporated, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the laws of its jurisdiction of formation, and is qualified and authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would be reasonably likely to have Material Adverse Effect (as defined below) on the business or the assets of such Group Company.  As used in this Agreement, “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, prospects, property or results of operations of the Group Companies, taken as a whole.

(c)           Subsidiaries.

(i)            Group Structure.  Except for (x) the PRC Subsidiary, one hundred percent (100%) of the equity interest of which is legally and beneficially owned by the HK Subsidiary, (y) the HK Subsidiary, one hundred percent (100%) of the equity interest of which is legally and beneficially owned by the Company and (z) the PRC Domestic Company, which is controlled by the PRC Subsidiary via a series of agreements, the Company does not own or control, directly or indirectly, or hold any rights to acquire, any equity security or other interest of any other corporation, limited partnership or other business entity.  The equity interests of the Subsidiaries are free and clear of all liens and encumbrances.  The Company is not a participant in any joint venture, partnership or similar arrangement.  Except for the HK Subsidiary which legally and beneficially owns one hundred percent (100%) of the PRC Subsidiary and the PRC

Subsidiary which has the option to acquire the equity of the PRC Domestic Company pursuant to the control agreements, none of the Subsidiaries has any subsidiaries, nor do any of the Subsidiaries own or control, directly or indirectly, or hold any rights to acquire, any equity security or other interest in any other corporation, partnership, joint venture or similar arrangement, or other business entity.  None of the Subsidiaries maintains any offices or branches or subsidiaries except for such offices listed in Schedule 3(c)(i) of the Schedule of Exceptions.

(ii)           Capitalization.  The authorized capital and the holders of all of the issued and outstanding shares of capital stock of each Subsidiary are listed in Schedule 3(c)(ii) of the Schedule of Exceptions.

(iii)          Options, Warrants and Rights; Voting.  There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind to purchase a Subsidiary’s authorized and unissued shares of capital stock, or to compel such Subsidiary to issue, repurchase, redeem any shares of capital stock of such Subsidiary.

(d)           Capitalization.  The Company shall have effected a 1 to 10,000 share split (the “Share Split”) of the Ordinary Shares (as defined in Section 3(d)(ii) below) prior to the Closing.

Immediately prior to the Closing and giving effect to the Share Split, the authorized and outstanding capitalization of the Company consists of:

(i)            Preference Shares.  9,600,000 Preference Shares of the Company (“Preference Shares”), par value US$0.0001 per share, all of which are designated as Series A Preference Shares, none of which are issued and outstanding, and up to 9,600,000 of which may be sold pursuant to this Agreement.  The rights, privileges and preferences of the Series A Preference Shares will be as stated in the Restated Articles.

(ii)           Ordinary Shares.  22,000,000 Ordinary Shares of the Company (“Ordinary Shares”), par value US$0.0001 per share, of which 10,000,000 shares are issued and outstanding, 9,600,000 shares have been reserved for issuance upon conversion of the Series A Shares, and 2,177,778 shares have been reserved for issuance to employees, consultants and directors pursuant to its 2010 Global Share Plan, under which no options are issued and outstanding as of the date of this Agreement.. The outstanding Ordinary Shares have been (1) duly authorized and validly issued, and are fully paid and nonassessable, and (2) were issued in compliance with all applicable non-U.S. and U.S. state and federal laws concerning the issuance of securities.

(iii)          Options, Warrants and Rights.  Except for the conversion privileges of the Preference Shares, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind to purchase any of the Company’s authorized and unissued shares of capital stock or any equity interest in any other Group Company.

(iv)          Reserved Shares.  The Conversion Shares have been duly and validly reserved for issuance.  When issued in compliance with the provisions of this Agreement and the Restated Articles, the Series A Shares and the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Investor.

(v)           Market Stand-off.  All outstanding shares of the Company are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

(e)           Enforceability.  Each of the Transaction Agreements, when executed and delivered by the Shareholder and each Group Company, as applicable, will be duly and validly executed and delivered by the Shareholder or such Group Company and will be the legally binding obligations of the Shareholder or such Group Company enforceable against it in accordance with their terms.  All corporate action on the part of the Shareholder and each Group Company, their officers, directors and shareholders necessary for the authorization of the applicable Transaction Agreements, the performance of all obligations of the Shareholder and each Group Company hereunder and thereunder at the Closing, and the authorization, sale, issuance and delivery of the Series A Shares pursuant hereto and the Conversion Shares pursuant to the Restated Articles has been taken or will be taken prior to the Closing.

(f)            Offering.  Provided that the representations and warranties made by the Investor herein are complete, true and accurate, then the offer, issuance and sale of the Series A Shares and the Conversion Shares pursuant to this Agreement and the Restated Articles will be exempt from the registration requirements of Section 5 of the U.S. Securities Act of 1933, as amended (the “Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable U.S. state securities laws.  Neither the Company nor any agent on its behalf has solicited any offers to sell or has offered to sell all or any part of the Series A Shares to any person or persons so as to bring the sale of such Series A Shares by the Company within the registration and/or qualification provisions of the Act or any applicable U.S. state securities laws.

(g)           Minutes Books.  The minute books of each Group Company have been made available to the Investor and such minutes books contain a complete summary of all meetings and actions taken by the directors and shareholders of such Group Company since its time of formation, and summarize all transactions referred to in such minutes accurately in all material respects.  All board and shareholder resolutions, articles and memoranda of association (and any amendments thereto) and any other required filings of the Company have been duly filed with the registrar of companies of the British Virgin Islands within the required deadlines for such filings under the applicable laws.  Each Group Company maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which shall permit its financial statements to be prepared in accordance with the applicable international financial reporting standard.

(h)           Title to Property and Assets.  Each Group Company has good and marketable title to its material property and assets, and has good title to all its material leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge that materially detracts from the value of the property subject thereto or materially impairs the operations of such Group Company.  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Group Companies that are material to the business of the Group Companies are in good operating condition and repair, normal wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used.  Each Group Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(i)            Litigation.  There is no action, suit, proceeding, claim or investigation (“Action”) pending against any of the Group Companies for which a Group Company has been notified or served or, currently threatened against a Group Company, including but not limited to those involving the employment of current or former employees, its activities or properties.  To the knowledge of the Warrantor, there is no factual or legal basis for any such Action.  None of the Group Companies is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no Action by any Group Company currently pending or which a Group Company intends to initiate.

(j)            Employee and Consultant Confidentiality Agreements.  Each current and former employee, officer or director of each Group Company has executed the Company’s or the appropriate Subsidiary’s standard form of confidential information and invention assignment agreement.  No such employee has excluded works or inventions made prior to his or her employment with a Group Company from his or her assignment of inventions pursuant to such employee’s confidential information and invention assignment agreement.  Each consultant of a Group Company that has had access to any of the Group Companies’ intellectual property has entered into an agreement containing appropriate confidentiality and invention assignment provisions.  To the knowledge of the Warrantors, no officer, employee or consultant of any Group Company is in violation of such confidential information and invention assignment agreement or any other employee or consultant agreement or proprietary information agreement with any other corporation or third party.

(k)           Intellectual Property Rights.

(i)            Ownership.  Each Group Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of such Group Company as presently conducted, without any conflict with or infringement of the rights of others.  Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of each Group Company’s business, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and each Group Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity.  No Group Company has received any written communication alleging that such Group Company has violated or, by conducting its business as currently conducted, would violate any of the

Intellectual Property of any other person or entity, nor is any Group Company aware of any basis therefore.  Each Group Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the conduct of its business as presently conducted.  There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which any Group Company is a party or by which any Group Company is bound which involve indemnification by such Group Company with respect to infringements of Intellectual Property.

(ii)           No Breach by Employees.  No Group Company is aware that any of its respective employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of such Group Company or that would conflict with the Group Company’s business as presently conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of each Group Company’s business by the employees of such Group Company, nor the conduct of such Group Company’s business as presently conducted, will, to the Warrantors’ knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  No Group Company believes it is or that it will be necessary to use any inventions of any of its employees made prior to their employment with such Group Company.

(l)            Liabilities.

(i)            No Group Company has any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for trade or business obligations and liabilities incurred in the ordinary course of business since such Group Company’s inception and as would be reflected on a balance sheet of the Company (on a consolidated basis) prepared in accordance with applicable GAAP.  There has not been commenced against the Company or any Group Company an involuntary case under any applicable national, provincial, city, local or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such entity or for any substantial part of its property or for the winding up or liquidation of its affairs.

(ii)           With respect to assets, the balance sheet of the Company would only include the investment in the HK Subsidiary, the PRC Subsidiary and the PRC Domestic Company, the cash balance, and any inter-company balance among the Company, the HK Subsidiary, the PRC Subsidiary and the PRC Domestic Company. With respect to liabilities, the balance sheet would include only the share capital, accumulated losses (only to extent that such losses relate to administrative expenses associated with the maintenance of the Company in good standing in the ordinary course of business, and lease expenses and any legal expenses associated with equity or debt financings of the Company), and any loans to the Company by its shareholders (if any).  The Company has not engaged in any off-balance sheet financing.

(iii)          Both before and after giving effect to the transactions contemplated hereby: (1) other than as provided in Section 3(m)(iii) of the Schedule of

Exceptions, the aggregate assets, at a fair valuation, of each Group Company, will exceed the aggregate liabilities of such Group Company (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), as the debt becomes absolute and matures: (2) no Group Company will have incurred or intended to incur, and will not believe that it will incur, debt beyond its ability to pay such debt as such debt becomes absolute and matures; and (3) no Group Company will have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

(m)          Compliance with Law and Other Instruments.

(i)            Each Group Company is in compliance with all applicable statutes, laws, regulations and executive orders of the PRC, the United States and all states, foreign countries or other governmental bodies and agencies having jurisdiction over any Group Company’s business or properties where a violation thereof would have a material and adverse impact on such Group Company’s business.  No Group Company has received any notice of any violation of any such statute, law, regulation or order which has not been remedied prior to the date hereof.  The execution, delivery, and performance of and compliance with the Transaction Agreements, and the issuance and sale of the Series A Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Articles, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of a Group Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to such Group Company, its business or operations or any of its assets or properties, or result in any violation of any such statute, law, regulation or order.  No Group Company is in violation or default of any term of its constitutional documents, or in any material respect of any provision of any mortgage, indenture, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ.  No Group Company has performed any act or omitted any act, the occurrence or omission of which would result in such Group Company’s loss of any material right granted under any license, distribution agreement or other agreement required to be disclosed in the Schedule of Exceptions.

(ii)           No Group Company, nor any director, agent, employee or any other person acting for or on behalf of any Group Company, has directly or indirectly (1) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any public official or otherwise to (A) obtain favorable treatment in securing business for a Group Company, (B) pay for favorable treatment for business secured, or (C) obtain special concessions or for special concessions already obtained, for or in respect of any Group Company, in each case which would have been in violation of any applicable law, or (2) established or maintained any fund or assets in which any Group Company shall have proprietary rights that have not been recorded in the books and records of a Group Company.

(iii)          Except as set forth in Schedule 3(m)(iii) of the Schedule of Exceptions, no director, agent, employee or shareholder of any Group Company is a government official as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (“US FCPA”).

(iv)          No Group Company (including any of their officers, directors, agents, distributors, employees or other Person acting on behalf of any Group Company) have, directly or indirectly, taken any action which would cause them to be in violation of the US FCPA or any rules or regulations thereunder or any similar anti-corruption or anti-bribery legal requirements applicable to the Company or any of its Subsidiaries in any jurisdiction other than the United States, including the PRC, or used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly.

(n)           Agreements.  Except as set forth in Schedule 3(n) of the Schedule of Exceptions, there are no other agreements, understandings or proposed transactions to which a Group Company is a party or by which it or any of its properties are bound that involve (i) obligations (contingent or otherwise) of, or payments to, a Group Company in the excess of US$10,000, (ii) the license of any material Intellectual Property to or from a Group Company, or (iii) the payment of dividends by a Group Company.  No Group Company has breached, nor does any Warrantor have any knowledge of any claim or threat that such Group Company has breached, any term or condition of any agreement or understanding to which it is a party or by which its properties are bound, the breach of which would reasonably be expected to result in a material adverse effect on such Group Company’s business, and each such agreement is in full force and effect in all material respects, and no other party to such agreement is in material default thereunder.

(o)           Governmental Consents.  Subject in part to information provided by the Investor, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any PRC, U.S. federal, state or local or British Virgin Islands governmental authority on the part of the Company, the Shareholder or any Group Company is required in connection with the valid execution, delivery and consummation of the transactions contemplated by this Agreement, except for filings pursuant to the Act and the rules thereunder, and other applicable state and federal securities laws.

(p)           Permits.  Each Group Company has all requisite governmental approvals, franchises, permits, licenses, registrations and any similar authority necessary for the conduct of its business as now being conducted by it and operation of its assets and property, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of such Group Company, and each Group Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as currently planned to be conducted.  No Group Company is in default in any material respect under any of such governmental approvals, franchises, permits, licenses, registrations or other similar authority.  No Group Company has received any letter or notice from any relevant authority notifying it of the revocation of any permit or license issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by such Group Company.

(q)           Related Party Transactions.  Except as set forth in Schedule 3(q) of the Schedule of Exceptions, no officer or director of a Group Company (a “Related Party”) or an Immediate Family Member of such Related Party, or any corporation, partnership or other entity in which such Related Party is an officer or director (other than a Group Company) or partner, or in which such Related Party has an ownership interest in excess of ten percent (10%) or otherwise controls, is indebted to any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) payment for salaries and services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the applicable Group Company, and (iii) standard employee benefits made generally available to all employees (including outstanding stock option agreements).  To the knowledge of the Warrantor(s), none of such persons has any direct or indirect ownership interest in any firm or corporation with which any Group Company is affiliated or with which any Group Company has a business relationship, or any firm or corporation that competes with any Group Company, except that a Related Party and an Immediate Family Member of such Related Party may own stock (but not exceeding one percent (1%) of the outstanding shares) in publicly traded companies that may compete with a Group Company.  To the knowledge of the Warrantor(s), no Related Party or Immediate Family Member of such Related Party is directly or indirectly interested in any material contract with any Group Company, except, in the case of a Related Party, for contracts relating to their employment or service with the applicable Group Company (including indemnification agreements in a form entered into with all such officers or directors, as applicable, and relevant stock option agreements). For purposes of this Agreement, an “Immediate Family Member” means a child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

(r)            Tax Matters.

(i)            For the purposes of this Agreement, the term “Tax” or, collectively, “Taxes” means (i) any and all U.S. federal, state, local, British Virgin Islands, PRC and any other taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, escheat, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 3(s) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group for any period (including any arrangement for group or consortium relief or similar arrangement), and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 3(s) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of law.

(ii)           Each of the Group Companies has prepared and timely filed all required U.S. federal, state, local, British Virgin Islands, PRC and other returns, estimates, information statements and reports, including amendments thereof and attachments and schedules thereto (“Returns”) relating to any and all Taxes concerning or attributable to such

Group Company or their operations and such Returns are true and correct and completed in accordance with applicable law.

(iii)          Each of the Group Companies has timely paid all Taxes they are required to pay and timely paid or withheld with respect to its employees and other third parties (and timely paid over any Withheld Amounts to the appropriate Taxing authority) all U.S. federal and state, British Virgin Islands, PRC and other income taxes, Federal Insurance Contribution Act amounts, Federal Unemployment Tax Act amounts and other Taxes of a similar nature, including those imposed by a non-U.S. Taxing authority, required to be withheld, whether or not such payments are in connection with any Return.

(iv)          None of the Group Companies has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against any Group Company, nor has any Group Company executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax.

(v)           No audit or other examination of any Return of any Group Company is presently in progress, nor has any Group Company been notified of any request for such an audit or other examination.  No adjustment relating to any Return filed by any Group Company has been proposed by any tax authority to such Group Company or any representative thereof.  No claim has ever been made by an authority in a jurisdiction where no Group Company files Returns that any Group Company is or may be subject to taxation by that jurisdiction.

(vi)          No Group Company has any liabilities for unpaid Taxes as of June 30, 2010, whether asserted or unasserted, contingent or otherwise, and no Group Company has not incurred any liability for Taxes other than in the ordinary course of business.

(vii)         The Company has made available to the Investor or its legal counsel or accountants copies of all Tax returns for the Group Companies filed for all periods since its inception.

(viii)        There are (and immediately following the Closing there will be) no Liens on the assets of any Group Company to or attributable to Taxes other than Liens for Taxes not yet due and payable.  There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien for Taxes on the assets of any Group Company.

(ix)           The Company is not, and has not been at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

(x)            No Group Company has (a) ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated U.S. federal income tax Return or a Return under similar state, local or non-U.S. Tax laws (other than a group the common parent of which was Company), (b) ever been a party to any Tax sharing, indemnification or allocation agreement, (c) any liability for the Taxes of any person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract, by operation of law or otherwise and (d) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

(xi)           No Group Company has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(xii)          No Group Company has participated in a reportable transaction under Treas. Reg. § 1.6011-4(b), including any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.6011-4(b)(2).

(xiii)         Each of the Group Company is in compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order (each, a “Tax Incentive”) and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.  Each of the Group Companies has maintained all documentation necessary and adequate to substantiate any credits, deductions and other tax attributes of such Group Company.

(xiv)        Each of the Group Companies is and has at all times been resident for Tax purposes in its country of incorporation or formation and is not and has not at any time been treated as resident in any other country for any Tax purpose (including any arrangement for the avoidance of double taxation).  No Group Company is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other place of business or by virtue of having a source of income in that country.  No Group Company is liable for any tax as the agent of any other person or business or constitutes a permanent establishment or other place of business of any other person, business or enterprise for any Tax purpose.

(xv)         Each of the Group Companies in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Group Companies.  All intercompany arrangements have been adequately documented, and such documents have been duly executed, in a timely manner. The prices for any property or services (or for the use of any property) provided by or to any Group Company are arm’s length prices for purposes of all applicable transfer pricing laws, including Treasury Regulations promulgated under Section 482 of the Code.

(xvi)        No Group Company will be required to include any income or gain or exclude any deduction or loss from income for any taxable period or portion thereof after the Closing as a result of any (a) change in method of accounting made prior to the Closing, (b) closing agreement under Section 7121 of the Code executed prior to the Closing, (c) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code in connection with a transaction consummated prior to the Closing (or in the case of each of (a), (b) and (c), under any similar provision of applicable law), (d) installment sale or open transaction disposition consummated prior to the Closing or (e) amount received prior to the Closing.

(xvii)                                              No Group Company is or has been a “Passive Foreign Investment Company” within the meaning of Section 1297(a) of the Code or a “Controlled Foreign Corporation” within the meaning of Section 957 of the Code.  No Group Company owns, directly or indirectly, any interests in an entity that is or has been a Passive Foreign Investment Company or a Controlled Foreign Corporation.

(xviii)                                           There is no contract, agreement, plan or arrangement to which any Group Company is a party, including the provisions of this Agreement, covering any Employee of the Group Companies, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code or that would give rise to a penalty under Section 409A of the Code or that would give rise to an Employee penalty and Company reporting obligations under Section 409A of the Code using Federal Form W-2, in Box 12 using Code Z or Form 1099-Misc, in Box 15b and Box 7.

(s)                                  Employees.

All employees of each Group Company are devoting their full professional time to such Group Company.  No employee of any Group Company is in violation of any material order, or any material provision of any contract, relating to such employee’s relationship with such Group Company, or that would materially interfere with such employee’s ability to promote the interests of the Group Companies or that would conflict with the business of the Group Companies.  Except as set forth in Schedule 3(s) of the Schedule of Exceptions, no Group Company has any Benefit Plans.  For purposes hereof, “Benefit Plan” means any plan, contract or other arrangement, formal or informal, whether oral or written, providing any benefit to any present or former officer, director or employee, or dependent or beneficiary thereof, including any employment agreement or profit sharing, deferred compensation, share option, performance share, employee share purchase, bonus, severance, retirement, health or insurance plan.  No officer or Key Employee, or any group of employees of the Group Companies, intend to terminate their employment with the applicable Group Company, nor do any of the Group Companies have a present intention to terminate the employment of any of the foregoing.  No employee, consultant or independent contractor of a Group Company is owed any back wages or other compensation for services rendered except as set forth on Section 3(t) of the Schedule of Exceptions.  No Group Company is bound by or subject to (and none of its assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested, or has sought to represent any of the employees, representatives or agents of any Group Company.  There is no labor strike, labor slow down, labor claim, labor dispute or labor union organization activities pending or, threatened between any Group Company and its employees.  Each Group Company has complied in all material respects with all applicable laws related to employment and related to the Benefit Plans, including making all required contributions required to be made under the PRC social insurance and housing schemes, medical benefits, insurance, retirement benefits, pensions, wages, hours, worker classification, and collective bargaining, and the payment and withholding of taxes and other sums as required by law except where noncompliance with any applicable law would not result in a Material Adverse Effect.  For purposes of this Agreement, “Key Employee” means each of the Persons listed in Exhibit D.

(t)                                    Changes.  Since the Company’s formation, there has not been:

(i)                                     any event or condition of any type that has had or is reasonably likely to have a material and adverse effect on the Group Companies’ business or assets;

(ii)                                  any change in the assets, liabilities, financial condition or operating results of any Group Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(iii)                               any damage, destruction or loss, whether or not covered by insurance, that would be reasonably likely to have a Material Adverse Effect;

(iv)                              any waiver or compromise by any Group Company of a valuable right or of a material debt owed to it;

(v)                                 any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by any Group Company, except in the ordinary course of business and the satisfaction or discharge of which would not be reasonably likely to have a Material Adverse Effect;

(vi)                              any material change to a material contract or agreement by which any Group Company or any of its assets is bound or subject;

(vii)                           any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(viii)                        any resignation or termination of employment of any officer or Key Employee of any Group Company;

(ix)                                any mortgage, pledge, transfer of a security interest in, or, to the knowledge of the Warrantors, lien, created by any Group Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair such Company’s ownership or use of such property or assets;

(x)                                   any dividend, loans or guarantees made by any Group Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(xi)                                any declaration, setting aside or payment or other distribution in respect of any Group Company’s share capital, or any direct or indirect redemption, purchase, or other acquisition of any of such shares by any Group Company;

(xii)                             any sale, assignment or transfer of any Group Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(xiii)                          receipt of notice that there has been a loss of, or material order cancellation by, any major customer of any Group Company;

(xiv)                         any other event or condition of any character, other than events affecting the economy or the Company’s industry generally,  that could reasonably be expected to result in a Material Adverse Effect; or

(xv)                            any arrangement or commitment by the Company or any Group Company to do any of the things described in this Section 3(u).

(u)                                 Brokers or Finders.  No Group Company has incurred, nor will any Group Company incur, directly or indirectly, as a result of any action taken by any Group Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transaction contemplated hereby.

(v)                                 No Other Business.  Each of the the Company and the Hong Kong Subsidiary was formed solely to acquire and hold an equity interest in its respective subsidiary and since its formation has not engaged in any business and has not incurred any liability in the course of its business of acquiring and holding its equity interest in the Subsidiaries.  The Group Companies are engaged solely in the Business and have no other activities.

(w)                               Other Representations and Warranties Relating to the PRC Subsidiary and the PRC Domestic Company.

(i)                                     The constitutional documents and certificates of the PRC Subsidiary and the PRC Domestic Company are valid and have been duly approved or issued (as applicable) by the competent PRC governmental authorities.

(ii)                                  All consents, approvals, authorizations, registrations or licenses required under PRC laws for the due and proper establishment and operation of the PRC Subsidiary and the PRC Domestic Company have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

(iii)                               All filings and registrations with the PRC governmental authorities required in respect of the PRC Subsidiary and its operations (whether required to be filed by the PRC Subsidiary or any shareholder thereof), including but not limited to the registrations with the Ministry of Commerce (or any of its predecessors), the State Administration of Industry and Commerce, the State Administration of Foreign Exchange (“SAFE”), tax bureau, customs authorities, product registration authorities, and PRC health regulatory authorities have been duly completed in accordance with the relevant rules and regulations, and, as applicable, the relevant administration for industry and commerce has affixed an annual inspection chop on its business license.

(iv)                              The registered capital of each of the PRC Subsidiary and the PRC Domestic Company is fully paid up.  The HK Subsidiary legally and beneficially owns 100% of the equity interest in the PRC Subsidiary.  There are no outstanding rights, or commitments made by the HK Subsidiary to sell any of its equity interest in the PRC Subsidiary.

(v)                                 Neither the PRC Subsidiary nor the PRC Domestic Company is in receipt of any letter or notice from any relevant governmental authority concerning revocation of any permits or licenses issued to it or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by it.

(vi)                              The PRC Subsidiary has been conducting and will conduct its business activities within the permitted scope of business as set forth on its business license and on its foreign-invested enterprise approval certificate as currently in effect, copies of which have been provided to the Investor, and is otherwise operating its business in full compliance with all relevant legal requirements and with all requisite licenses, permits and approvals granted by competent PRC governmental authorities.

(vii)                           In respect of approvals, licenses or permits requisite for the conduct of any part of the business of the PRC Subsidiary which are subject to periodic renewal, none of the Group Companies has any reason to believe that such requisite renewals will not be timely granted by the relevant PRC governmental authorities.

(viii)                        All PRC regulatory and corporate authorizations and approvals, where applicable, have been obtained in respect of the transactions contemplated herein, and such authorizations and approvals currently are, or will be as of the Closing, valid and subsisting pursuant to PRC Law and in accordance with their respective terms.

(ix)                                The PRC Domestic Company is 100% controlled by the PRC Subsidiary through a series of control agreements in the forms disclosed to the Investor.

(x)                                   No Untrue Statement of Material Fact.  No representation or warranty made by the Shareholder or the Group Companies contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to the Investor pursuant to any provision of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.  The Shareholder and the Group Companies have provided the Investor with all of the documents heretofore requested on behalf of the Investor in writing, and all other material information concerning the Group Company in the possession, custody or control of the Group Companies.

4.                                      Investor’s Representations.  The Investor hereby represents and warrants to the Company as set forth below:

(a)                                  Investment.  The Investor is acquiring the Series A Shares and the Conversion Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.  The Investor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Series A Shares or the Conversion Shares.  The Investor understands that the Series A Shares to be purchased and the Conversion Shares have not been registered under the Act, by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

(b)                                 Rule 144.  The Investor understands that the Series A Shares constitute “restricted securities” within the meaning of Rule 144 promulgated under the Act (“Rule 144”) inasmuch as they are being acquired from the Company in a private placement transaction.  Under applicable laws and regulations, the Series A Shares may be resold without registration under the Act only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with Rule 144, and understands the resale limitations imposed thereby and by the Act.  The Investor understands that under Rule 144, except as otherwise provided by section (k) of that rule, the limitations include, among other things: (i) the availability of certain current public information about the issuer; (ii) the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; and (iii) limitations on the amount of securities to be sold and the manner of sale.  The Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available.  The Investor acknowledges and understands that the Company may not be in compliance with the current public information requirement of Rule 144 at the time it wishes to sell the Series A Shares, and that, in such event, it may be precluded from selling such Series A Shares under Rule 144 to the extent that the Act applies to such transfer, even if the minimum holding period of Rule 144 has been satisfied.  The Investor acknowledges that in the event all of the requirements of Rule 144 are not met, registration under the Act or compliance with another exemption from registration will be required for any disposition of the Series A Shares and the Conversion Shares to the extent that the Act applies to such transfer.  Such Investor understands that although Rule 144 is not exclusive, the Securities and Exchange Commission (the “SEC”) has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(a)                                  No Public Market.  The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(b)                                 Accredited Investor.  The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act.

5.                                      Conditions to Closing of the Investor.  The Investor’s obligation to purchase the Series A Shares at the Closing is subject to the fulfillment of the following conditions:

(a)                                  Representations and Warranties and Covenants.  The representations and warranties made by the Group Companies and the Shareholder in Section 3 hereof shall be true and correct when made and true and correct as of the date of the Closing, except for representations and warranties made expressly as of another date, which representations and warranties shall be true and correct on and as of such date.  The Group Companies and the Shareholder shall have performed all covenants, obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)                                 Qualifications; Authorizations.  All authorizations, approvals, permits, qualifications or exemptions, if any, of any governmental authority or regulatory body of the United States or of any state or foreign body that are required in connection with the lawful issuance and sale of the Series A Shares pursuant to the Transaction Agreements shall be duly obtained and effective as of the date of the Closing, except for such as may properly be obtained subsequent to the Closing.  The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its shares or securities, as applicable.

(c)                                  Memorandum and Articles of Association.  The Amended Memorandum and the Restated Articles shall have been adopted by the shareholder of the Company and shall be in full force and effect.

(d)                                 Board of Directors.  Effective as of the date of the Closing, the authorized size of the Board of Directors shall be five (5), of which three (3) shall be designated by the Investor, and two (2) shall be designated by the Shareholder.  Jack Lu, Xie Yong Hong, Jason Sun, Zheng Jiaqiang and Lin Song shall be the initial members of the Board of Directors (each a “Director”).

(e)                                  Voting Agreement.  The Company, the Investor and the Shareholder shall have entered into the Voting Agreement.

(f)                                    Indemnification Agreements.  The Company shall have entered into an indemnification agreement, in substantially the form attached hereto as Exhibit E, with each Director.

(g)                                 Employment Agreements.  The employees of the Company set forth on Schedule 5(g) (the “Senior Management”) shall have entered into an Employment Agreement with the Company in substantially the form attached hereto as Exhibit F.

(h)                                 Non-competition Agreements.  Each of the Senior Management shall have entered into a Non-competition Agreement with the Company in substantially the form attached hereto as Exhibit G.

(i)                                     Confidential Information and Invention Assignment Agreements.  All officers and employees of the Group Companies shall have entered into the applicable Group Company’s standard form of Confidential Information and Invention Assignment Agreement, in substantially the form attached hereto as Exhibit H.

(j)                                     Compliance Certificate.  The Investor shall have received a certificate executed and delivered by the chief executive officer of the Company in substantially the form attached hereto as Exhibit I.

(k)                                  Secretary’s Certificate.  The Secretary of the Company shall have delivered to the Investor a certificate in substantially the form attached hereto as Exhibit J having attached thereto (i) the Amended Memorandum and Restated Articles as in effect at the time of the Closing, (ii) resolutions adopted by the Board of Directors authorizing the transactions contemplated hereby, and (iii) resolutions adopted by the Company’s shareholder approving and authorizing the filing of the Amended Memorandum and Restated Articles and the issuance of Series A Shares hereunder.

(l)                                     Completion of Due Diligence.  The Investor shall have completed, to its satisfaction, business, legal and financial due diligence review of the Group Companies.

(m)                               Company Structure.  The Company shall have established a legal and business structure that is acceptable to the Investor.

(n)                                 Sale of Ordinary Shares.  All conditions to the closing of the Ordinary Share Agreement shall have been satisfied.

(o)                                 Control Agreements.  The PRC Subsidiary and the PRC Domestic Company shall have entered into control agreements in forms satisfactory to the Investor.  In addition, PRC Subsidiary or its shareholders and each of the shareholders of the PRC Domestic Company shall have entered into control agreements forms satisfactory to the Investor.

(p)                                 Intellectual Property Assignment. The Investor shall have received written confirmations regarding the ownership and assignment of certain Intellectual Property in forms satisfactory to the Investor.

(q)                                 Schedule of Exceptions. The Company shall have delivered to the Investor the Schedule of Exceptions.

6.                                      Conditions to Closing of the Company.  The Company’s obligation to sell and issue the Series A Shares to the Investor at the Closing is, at the option of the Company, subject to the fulfillment of the following conditions:

(a)                                  Representations and Warranties Correct.  The representations and warranties made by the Investor in Section 4 hereof shall be true and correct when made, and shall be true and correct on the date of the Closing and the Investor shall have performed all covenants, obligations and conditions herein required to be performed or observed by it on or prior to the date of the Closing.

(b)                                 Memorandum and Articles of Association.  The Amended Memorandum and the Restated Articles shall have been adopted by the shareholder of the Company and shall be in full force and effect.

(c)                                  Voting Agreement.  The Company, the Investor and the Shareholder shall have entered into the Voting Agreement.

7.                                      Post Closing Covenant.

(a)                                  SAFE Compliance.  The Group Companies hereby agree and covenant to ensure and cause the continuing compliance, including by their respective shareholders, after the Closing, with rules and regulations issued by SAFE relating to registration of ownership in non-PRC entities by PRC nationals.

(a)                                  Audited Financial Statements.  The Company shall provide to the Investor audited consolidated financial statements of the Company as of September 30, 2010 (together with the auditor’s report and footnotes to the financial statements) within thirty (30) days of the Closing.

8.                                      Miscellaneous.

(a)                                  Intent.  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)                                 Indemnity. In the event of (1) any breach or violation of, or inaccuracy or misrepresentation in, any representation or warranty made by the Shareholder or any Group Company contained herein or any of the other Transaction Agreements (for purposes of determining the amount of the damages and costs, no effect will be given to any qualification as to “materiality” or “Material Adverse Effect” contained therein), or (2) any breach or violation of any covenant or agreement contained herein or any of the other Transaction Agreements by the Shareholder or any Group Company, (each of (1) and (2), a “Breach”), the Company and the Shareholder shall use best efforts to cure such Breach (to the extent that such Breach is curable) to the reasonable satisfaction of the Investor.  Notwithstanding the foregoing, the Group Companies and the Shareholder shall also jointly indemnify the Investor and its Affiliates, limited partners, members, stockholders, employees, agents and representatives (each, an “Indemnitee”) for any and all losses, liabilities, damages, liens,  claims, obligations, penalties, settlements, deficiencies, costs and expenses, including without limitation reasonable advisor’s fees and other reasonable expenses of investigation, defense and resolution of any Breach or alleged Breach paid, suffered, sustained or incurred by the Indemnitees (each, an “Indemnifiable Loss”) resulting from, or arising out of, or due to, directly or indirectly, any Breach or alleged Breach.

(c)                                  Market Stand-Off Agreement.  If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Ordinary Share (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s Initial Public Offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described herein shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the appropriate legends with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period.

(d)                                 Expenses.  Except as set forth below, each party will pay the costs it incurs in connection with transaction contemplated hereby. The Investor shall pay any reasonable costs incurred by the Company in connection with the negotiation of the Transaction Agreements and the Amended Memorandum and Restated Articles. The Shareholder shall pay any reasonable costs incurred by the Company in connection with the negotiation and execution of the term sheet for the transaction and any other agreements required for the Closing.

(e)                                  Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed:

(i)                                     if to the Investor, at the Investor’s address (attention: Chief Executive Officer) as follows:

20F, Tower E1, The Towers, Oriental Plaza

No. 1 East Chang An Ave

Dong Cheng District

Beijing, China 100738

with a copy to:

Carmen Chang, Esq.
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA  94304
Facsimile:  (650) 493-6811

(ii)                                  if to the Company or any of its Subsidiaries, at the address of the Company’s principal corporate offices (attention: President), or at such other address as the Company shall have furnished to the Investor in writing, as follows:

Room 512, 5/F

Tower 1 Silvercord, 30 Canton Road

Tsimshatsui, Kowloon

Hong Kong

Where a notice is sent by mail, service of the notice shall be deemed to be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of three (3) business days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) business days following the day the same is sent as aforesaid.  Notwithstanding anything to the contrary in this Agreement, notices sent to the Investor (and their permitted assigns) shall only be delivered by internationally recognized express courier service pursuant to this paragraph.

Where a notice is delivered by facsimile, electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery.

(f)                                    Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Group Companies, subject to the restrictions on transfer herein set forth, and be binding upon the Investor, his heirs, executors, administrators, successors and assigns.

(g)                                 Amendment.  This Agreement may be amended by a written instrument executed by the Company and the Investor; provided, however, that this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to the Investor without the written consent of such Investor.

(h)                                 Governing Law.  This Agreement shall be governed by, and construed and enforced, and the arbitrators shall decide any disputes submitted by the parties of this Agreement, in accordance with the substantive laws of New York as such laws are applied to agreements between New York residents entered into and to be performed within New York.

(i)                                     Dispute Resolution.

(i)                                     Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim.  Such consultation shall begin within seven (7) days after one party hereto has delivered to the other parties involved a written request for such consultation.  If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any party with notice to the other parties.

(ii)                                  The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 7(i).  There shall be three (3) arbitrators.  The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration.  Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list.  The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in New York. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(iii)          The arbitration proceedings shall be conducted in English.  The arbitration tribunal shall apply the UNCITRAL Rules in effect at the time of the arbitration.  However, if such rules are in conflict with the provisions of this Section 7(i), including the provisions concerning the appointment of arbitrators, the provisions of this Section 7(i) shall prevail.

(iv)          The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of New York, and shall not apply any other substantive law.

(v)           Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(vi)          The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(vii)         Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(j)            Specific Enforcement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, notwithstanding Section 7(i), the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(k)           Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby, and shall terminate on the third anniversary of the date of the Initial Closing; provided, that such termination date shall not apply in the case of a fraudulent breach of any such representation, warranty, covenant or agreement.

(l)            Broker’s Fees.  The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3(v).

(m)          Counterparts; Facsimiles.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.

(n)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(o)           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law otherwise affording to any party, shall be cumulative and not alternative.

(p)           Severability.  If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(q)           Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

(r)            No Commitment for Additional Financing.  The Company acknowledges and agrees that the Investor has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Series A Shares as set forth herein and subject to the conditions set forth herein.  In addition, the Company acknowledges and agrees that (i) no oral statements made by the Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by the Investor or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  The Investor shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

STAGE SMART LIMITED

By:	/s/ Lin Song
Lin Song, Chief Executive Officer

PRC SUBSIDIARY:

STAGE SMART (BEIJING) TECHNOLOGY LIMITED
(思达齐马特（北京）科技有限公司)

By:	/s/ Fan Changqing
Fan Changqing, Legal Representative

HK SUBSIDIARY:

STAGE SMART (HONG KONG) LIMITED

By:	/s/ Han Dahai
Han Dahai, Director

PRC DOMESTIC COMPANY:

可视达（北京）文化传媒有限公司

By:	/s/ Li Yang
Li Yang, Legal Representative

SIGNATURE PAGE TO
SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

UTSTARCOM, INC.

By:	/s/ Jack Lu
Jack Lu, Chief Executive Officer

SIGNATURE PAGE TO
SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER:

SMART FRONTIER HOLDINGS LIMITED

By:	/s/ Zhang Mingliang
Zhang Mingliang, Director

SIGNATURE PAGE TO
SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

Exhibit A

Amended and Restated Memorandum and Articles of Association

Exhibit B

Voting Agreement

Exhibit C

Ordinary Share Purchase Agreement

Exhibit D

Key Employee

Exhibit E

Form of Indemnification Agreement

Exhibit F

Form of Employment Agreement

Exhibit G

Form of Non-competition Agreement

Exhibit H

Confidential Information and Invention Assignment Agreement

Exhibit I

Form of Compliance Certificate

                     , 2010

Capitalized terms used herein without definition have the meanings assigned to such terms in that certain Series A Preference Shares Purchase Agreement (the “Share Purchase Agreement”), dated                 , by and among STAGE SMART LIMITED, a British Virgin Islands company (the “Company”), STAGE SMART (BEIJING) TECHNOLOGY LIMITED (思达齐马特（北京）科技有限公司), a wholly-foreign owned enterprise established under the laws of the People’s Republic of China (“PRC”) (the “PRC Subsidiary”), STAGE SMART (HONG KONG) LIMITED, a Hong Kong company (the “HK Subsidiary”), and 可视达（北京）文化传媒有限公司, a limited liability company established under the laws of the PRC (the “PRC Domestic Company”),  UTStarcom, Inc., a Delaware company (the “Investor”), Smart Frontier Holdings Limited, the sole shareholder of the Company (the “Shareholder”).

THE UNDERSIGNED, Lin Song, the Chief Executive Officer of the Company, hereby certifies on behalf of the Company that the conditions specified in Section 5(a) through (i) of the Share Purchase Agreement have been fulfilled as of the date hereof.

(signature page follows)

IN WITNESS WHEREOF, the undersigned has set forth his signature on this Compliance Certificate as of the date first set forth above.

STAGE SMART LIMITED

By:
Name: Lin Song
Title: Chief Executive Officer

Exhibit J

Form of Secretary’s Certificate

                     , 2010

Capitalized terms used herein without definition have the meanings assigned to such terms in that certain Series A Preference Shares Purchase Agreement (the “Share Purchase Agreement”), dated                 , by and among STAGE SMART LIMITED, a British Virgin Islands company (the “Company”), STAGE SMART (BEIJING) TECHNOLOGY LIMITED (思达齐马特（北京）科技有限公司), a wholly-foreign owned enterprise established under the laws of the People’s Republic of China (“PRC”) (the “PRC Subsidiary”), STAGE SMART (HONG KONG) LIMITED, a Hong Kong company (the “HK Subsidiary”), and 可视达（北京）文化传媒有限公司, a limited liability company established under the laws of the PRC (the “PRC Domestic Company”),  UTStarcom, Inc., a Delaware company (the “Investor”), Smart Frontier Holdings Limited, the sole shareholder of the Company (the “Shareholder”).

THE UNDERSIGNED, Li Yang, the Secretary of the Company, hereby certifies on behalf of the Company as follows.

1.             Attached as Exhibit A is a true and complete copy of the Amended and Restated Memorandum of Association of the Company (the “Amended Memorandum”) and the Amended and Restated Articles of Association of the Company (the “Restated Articles”) as in effect on the date hereof. No steps have been taken by the board of directors or shareholder of the Company to authorize or effect any amendment or other modification to the Amended Memorandum or the Restated Articles, other than as may be contemplated by the Share Purchase Agreement.

2.             Attached as Exhibit B is a true and complete copy of the resolutions duly adopted by the board of directors of the Company authorizing the transactions contemplated by the Share Purchase Agreement. The resolutions (i) were adopted in compliance with the Company’s Amended Memorandum and Restated Articles, (ii) have not been amended, modified or rescinded since their adoption and (iii) are in full force and effect as of the date hereof.

3.             Attached as Exhibit C is a true and complete copy of the resolutions duly adopted by the Shareholder relating to the transactions contemplated by the Share Purchase Agreement. The resolutions (i) were adopted in compliance with the Company’s Amended Memorandum and Restated Articles, (ii) have not been amended, modified or rescinded since their adoption and (iii) are in full force and effect as of the date hereof.

(signature page follows)

IN WITNESS WHEREOF, the undersigned has set forth his signature on this Secretary’s Certificate as of the date first set forth above.

STAGE SMART LIMITED

By:
Name: Li Yang
Title: Secretary